Exhibit 10.46

SECOND AMENDED AND RESTATED RECEIVABLES POOLING AGREEMENT
between
HLSS SERVICER ADVANCE FACILITY TRANSFEROR, LLC
(Depositor)
and
HLSS SERVICER ADVANCE RECEIVABLES TRUST
(Issuer)
Dated as of September 13, 2012
HLSS SERVICER ADVANCE RECEIVABLES BACKED NOTES

TABLE OF CONTENTS
Page
Section 1.    Definitions; Incorporation by Reference.    4
Section 2.    Transfer of Receivables.    6
Section 3.    Depositor’s Acknowledgment and Consent to Assignment.    8
Section 4.    Representations, Warranties and Certain Covenants of Depositor.    9
Section 5.    Remedies Upon Breach    14
Section 6.    Termination.    15
Section 7.    General Covenants of Depositor.    15
Section 8.    Grant Clause.    17
Section 9.    Grant by Issuer.    17
Section 10.    Protection of Indenture Trustee’s Security Interest in Trust Estate.    17
Section 11.    Limited Recourse.    18
Section 12.    Miscellaneous.    18

Schedule 1    Form of Assignment of Receivables

RECEIVABLES POOLING AGREEMENT
This SECOND AMENDED AND RESTATED RECEIVABLES POOLING AGREEMENT (as may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) is made as of September 13, 2012 (“Effective Date”), by and between HLSS SERVICER ADVANCE FACILITY TRANSFEROR, LLC, a Delaware limited liability company (the “Depositor”), and HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of Delaware (the “Issuer”).
RECITALS
(a)The Depositor is a special purpose Delaware limited liability company. The Issuer is a statutory trust organized under the laws of Delaware. The Depositor and the Issuer were parties to that certain Receivables Pooling Agreement (the “Original Receivables Pooling Agreement”), dated as of August 31, 2010 (the “Original Closing Date”). The Original Receivables Pooling Agreement was amended and restated in its entirety by that certain Amended and Restated Receivables Pooling Agreement (the “Amended and Restated Receivables Pooling Agreement”), dated as of March 5, 2012 (the “Amended and Restated Closing Date”). Pursuant to Section 12(a) of the Amended and Restated Receivables Pooling Agreement, the Depositor and the Issuer may amend the Amended and Restated Receivables Pooling Agreement by written instrument provided that: (i) so long as the Notes are outstanding, more than 50% of the Holders of all Outstanding Notes, each Supplemental Credit Provider and each Liquidity Provider provide their prior written consent, (ii) the Depositor shall have delivered to the Indenture Trustee an officer’s certificate to the effect that the Depositor reasonably believes that any such amendment will not have an Adverse Effect on the Noteholders, and (iii) Ocwen Loan Servicing, LLC (“OLS”) shall promptly notify each Note Rating Agency of any such amendment and shall furnish a copy of any such amendment to each such Note Rating Agency. The Depositor and the Issuer wish to amend and restate in its entirety the Amended and Restated Receivables Pooling Agreement in accordance with Section 12(a) of the Amended and Restated Receivables Pooling Agreement, pursuant to the terms set forth in this Agreement.
(a)    OLS is the “Servicer” under certain pooling and servicing agreements, sale and servicing agreements, and servicing agreements (each, as may be amended, supplemented, restated, or otherwise modified from time to time, a “Servicing Agreement” and, collectively, the “Servicing Agreements”). Certain Servicing Agreements (each, as may be amended, supplemented, restated, or otherwise modified from time to time, a “Designated Servicing Agreement” and, collectively, the “Designated Servicing Agreements”) will be designated as described herein for inclusion under this Agreement, the Receivables Sale Agreement and the Indenture.
(b)    OLS has sold and is selling the economics associated with the servicing rights under the Designated Servicing Agreements to HLSS Holdings, LLC (“HLSS”), a Delaware limited liability company, which is wholly owned by Home Loan Servicing Solutions, Ltd., an exempted company formed under the laws of the Cayman Islands. On the Amended and Restated Closing Date or the Effective Date, as applicable, and until the MSR Transfer Date with respect to any Designated Servicing Agreement, OLS shall continue to (i) be the “Servicer” under such Designated Servicing Agreement, (ii) have the obligation to make the required Advances under such Designated Servicing Agreement, (iii) have the right to collect the related Receivables in reimbursement of such Advances, and (iv) have the right to collect Receivables in existence on the Amended and Restated Closing Date or the Effective Date, as applicable, related to Advances. Upon its disbursement of an Advance pursuant to a Designated Servicing Agreement, OLS, as servicer (until the related MSR Transfer Date), becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement. Immediately, upon their creation, OLS shall sell the related Receivables to HLSS for cash purchase prices equal to 100% of their respective Receivable Balances pursuant to the Receivables Sale Agreement (as defined in Paragraph (g) below) and the Purchase Agreement.
(c)    When all required consents and ratings agency letters required for a formal change of the named servicer under a Designated Servicing Agreement from OLS to HLSS shall have been obtained, OLS shall sell to HLSS all of the servicing rights and obligations under such Designated Servicing Agreement (the “MSR Transfer Date”) pursuant to the Master Servicing Rights Purchase Agreement dated as of February 10, 2012 and related Sale Supplements, dated as of February 10, 2012, May 1, 2012, August 1, 2012 and September 13, 2012, by and between OLS and HLSS (as may be amended, supplemented, restated, or otherwise modified from time to time and including any future sale supplements, the “Purchase Agreement”). Following the MSR Transfer Date for any Designated Servicing Agreement, HLSS shall be the “Servicer” under such Designated Servicing Agreement, and HLSS shall thereafter (i) be the “Servicer” under such Designated Servicing Agreement, (ii) have the obligation to make the required Advances under such Designated Servicing Agreement, (iii) have the right to collect the related Receivables in reimbursement of such Advances, and (iv) have the right to collect Receivables in existence on the MSR Transfer Date related to Advances. Upon its disbursement of an Advance pursuant to a Designated Servicing Agreement, HLSS, as servicer (on and after the related MSR Transfer Date), becomes the beneficiary of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement. OLS will initially be engaged by HLSS as subservicer for all of the Designated Servicing Agreements as to which the related MSR Transfer Date has occurred under a subservicing agreement (as may be amended, supplemented, restated or otherwise modified from time to time, a “Subservicing Agreement”). Other subservicers may be appointed for some or all of the Designated Servicing Agreements or for other servicing rights acquired by HLSS from time to time in compliance with Section 4(a)(xix) hereof.
(d)    The Issuer, HLSS, as servicer (on and after the related MSR Transfer Date) and as Administrator, OLS, as servicer (until the related MSR Transfer Date) and as subservicer (on the MSR Transfer Date), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), as Calculation Agent, as Paying Agent and as Securities Intermediary, Barclays Bank PLC (“Barclays”), as administrative agent, Sheffield Receivables Corporation and Ocwen Financial Corporation, entered into an Amended and Restated Indenture, dated as of March 5, 2012 (as amended, supplemented, restated, or otherwise modified until the date hereof, the “Amended and Restated Indenture”), amending and restating that certain Indenture, dated as of August 31, 2010 (the “Original Indenture”).
(e)    Pursuant to the Original Indenture, the Issuer issued term amortizing asset-backed notes in four classes and a variable funding note, all collateralized by the Receivables. On the Amended and Restated Closing Date, pursuant to the Amended and Restated Indenture, the Series 2010-ADV1 Class D Term Notes were paid in full and retired. The remaining Series 2010-ADV1 Notes were amended to have terms consistent with those set forth in the Amended and Restated Indenture. On the Effective Date, pursuant to a Second Amended and Restated Indenture (as may be amended, supplemented, restated or otherwise modified from time to time and including any indenture supplement, the “Indenture”), among the Issuer, HLSS, as servicer (on and after the related MSR Transfer Date) and as Administrator, OLS, as servicer (until the related MSR Transfer Date) and as subservicer (on the related MSR Transfer Date), the Indenture Trustee, as Indenture Trustee, as Calculation Agent, as Paying Agent and as Securities Intermediary, Barclays, as administrative agent and sole Holder of the Series 2010-ADV1 Notes and Wells Fargo Securities, LLC, as administrative agent, the Amended and Restated Indenture will be amended and restated to provide for, among other things, the Issuer’s authority to issue different Series of Advance Receivables Backed Notes from time to time, on the terms and conditions set forth in the Indenture. Such Advance Receivables Backed Notes shall be collateralized by the Aggregate Receivables and related property and certain monies in respect thereof now owned and to be hereafter acquired by the Issuer.
(f)    HLSS, as receivables seller, desires to sell and/or contribute, assign, transfer and convey to the Depositor all its contractual rights (A) to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance (other than Servicing Fee Advances) made by the Servicer (including any predecessor servicer) pursuant to such Designated Servicing Agreement, which Advance has not previously been reimbursed, or (B) to payment pursuant to the terms of a Designated Servicing listed on the Servicing Fee Advance Designated Servicing Agreement Schedule for a Servicing Fee Advance owed the Servicer pursuant to the terms of a Designated Servicing Agreement listed on the Servicing Fee Advance Designated Servicing Agreement Schedule for a Servicing Fee Advance owed to the Servicer pursuant to such Designated Servicing Agreement which has been accrued by the Servicer but not paid, and including in either case all rights of the Servicer (including any predecessor Servicer) to enforce payment of such obligation under the related Servicing Agreement and which it either acquires from OLS (before the related MSR Transfer Date) or creates itself as described in (A) or (B) above (on or after the related MSR Transfer Date), from the date hereof through the Receivables Sale Termination Date, under the Designated Servicing Agreements (a “Receivable” and, collectively, the “Receivables”), pursuant to that certain Second Amended and Restated Receivables Sale Agreement, dated as of even date herewith (as may be amended, supplemented, restated or otherwise modified from time to time, the “Receivables Sale Agreement”), amending and restating that certain Amended and Restated Receivables Sale Agreement dated as of March 5, 2012 (the “Amended and Restated Receivables Sale Agreement”), which in turn amended and restated that certain Receivables Sale Agreement, dated as of August 31, 2010 (the “Original Receivables Sale Agreement”). The Depositor is entering into this Agreement, to sell and/or contribute, assign, transfer and convey to the Issuer all Receivables acquired by the Depositor from HLSS, as receivables seller, immediately upon the Depositor’s acquisition of such Receivables pursuant to Receivables Sale Agreement; provided, however, that all Receivables in existence on the Amended and Restated Closing Date shall have been transferred from OLS to the Depositor under the Original Receivables Sale Agreement and from the Depositor to the Issuer under the Original Receivables Pooling Agreement prior to the Amended and Restated Closing Date.
(g)    In consideration of each transfer by the Depositor to the Issuer of the Transferred Assets on the terms and subject to the conditions set forth in this Agreement, the Issuer has agreed to pay to the Depositor a purchase price equal to 100% of the fair market value thereof on each Sale Date. To the extent the purchase price actually paid in cash by the Issuer for the Transferred Assets is less than 100% of the fair market value thereof, the consideration for such excess fair market value shall be an increase in the value of the Owner Trust Certificate of the Issuer, 100% of which is held by the Depositor, by the amount by which the fair market value of such Receivable exceeds the cash purchase price actually paid therefor.
AGREEMENT
NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.    Definitions; Incorporation by Reference.
(h)    This Agreement is entered into in connection with the terms and conditions of the Indenture. Any capitalized term used but not defined herein shall have the meaning given to it in the Indenture.
Additional Receivables: As defined in Section 2(a)(ii).
Administrative Agent: As defined in the Indenture.
Aggregate Receivables: (i) All Initial Receivables under a Designated Servicing Agreement sold and/or contributed by the Depositor to the Issuer under the Original Receivables Pooling Agreement and (ii) all Additional Receivables under a Designated Servicing Agreement sold and/or contributed by the Depositor to the Issuer hereunder.
Agreement: As defined in the Preamble.
Amended and Restated Closing Date: As defined in the Recitals.
Amended and Restated Receivables Pooling Agreement: As defined in the Recitals.
Amended and Restated Receivables Sale Agreement: As defined in the Recitals.
Assignment of Receivables: Each agreement documenting an assignment by HLSS to the Depositor substantially in the form set forth on Schedule 1.
Barclays: As defined in the Recitals.
Depositor: As defined in the Preamble.
Depositor’s Related Documents: As defined in Section 4(a)(iii).
Designated Servicing Agreement and Designated Servicing Agreements: As defined in the Recitals.
Effective Date: As defined in the Preamble.
HLSS: As defined in the Recitals.
Indenture: As defined in the Recitals.
Indenture Trustee: As defined in the Recitals.
Initial Receivables: As defined in Section 2(a)(i).
Initial RSA: As defined in the Recitals.
Issuer: As defined in the Preamble.
MSR Transfer Date: As defined in the Recitals.
Notes: As defined in the Recitals.
OLS: As defined in the Recitals.
Original Closing Date: As defined in the Recitals.
Original Indenture: As defined in the Recitals.
Original Receivables Pooling Agreement: As defined in the Recitals.
Original Receivables Sale Agreement: As defined in the Recitals.
Original Transferred Assets: As defined in Section 2(a)(i).
Purchase: Each purchase by the Issuer from the Depositor of Transferred Assets.
Purchase Agreement: As defined in the Recitals.
Purchase Price: As defined in Section 2(b).
Receivable and Receivables: As defined in the Recitals.
Receivables Sale Agreement: As defined in the Recitals.
Receivables Sale Termination Date: The date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to the Indenture, and all other amounts payable to any party pursuant to the Indenture, shall have been paid in full.
Removed Servicing Agreement: As defined in Section 2(c).
Sale Date: (i) With respect to the Initial Receivables, each date from and including the Original Closing Date to the Effective Date on which such Initial Receivable was sold and/or contributed, assigned, transferred and conveyed by the Depositor to the Issuer pursuant to the terms of the Original Receivables Pooling Agreement and (ii) with respect to any Additional Receivables, each date from and including the Effective Date to the Receivables Sale Termination Date on which such Additional Receivable is sold and/or contributed, assigned, transferred and conveyed by the Depositor to the Issuer pursuant to the terms of this Agreement.
Series: As defined in the Indenture.
Series 2010-ADV1 Notes: As defined in the Indenture.
Servicing Agreement and Servicing Agreements: As defined in the Recitals.
Stop Date: As defined in Section 2(c).
Subservicer: OLS or other subservicers that may be engaged by HLSS as subservicer for all of the Designated Servicing Agreements or for other servicing rights acquired by HLSS from time to time.
Subservicing Agreement: As defined in the Recitals.
Subsidiary: Of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
Transferred Assets: As defined in Section 2(a)(ii).
UCC: As defined in Section 2(a)(i).
(i)    The Designated Servicing Agreement Schedule, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the Transaction Documents, is incorporated by this reference into this Agreement.
Section 2.    Transfer of Receivables.
(a)    Transferred Assets.
(i)    From the Original Closing Date to the Amended and Restated Closing Date, subject to the provisions of the Original Receivables Pooling Agreement, the Depositor sold and/or contributed, assigned, transferred and conveyed to the Issuer, and the Issuer acquired from the Depositor without recourse except as provided under the Original Receivables Pooling Agreement, all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in, to and under each Receivable (1) in existence on the Original Closing Date and in existence on any Business Day on or after the Original Closing Date and prior to the Amended and Restated Closing Date that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as of the date such Receivable is created (the “Initial Receivables”), and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the Uniform Commercial Code in effect in all applicable jurisdictions (the “UCC”)), together with all rights of the Depositor to enforce such Initial Receivables (collectively, the “Original Transferred Assets”).
(ii)    Commencing on the Amended and Restated Closing Date, and until the close of business on the Receivables Sale Termination Date, subject to the provisions of this Agreement, the Depositor hereby sells and/or contributes, assigns, transfers and conveys to the Issuer, and the Issuer acquires from the Depositor without recourse except as provided herein, all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in, to and under (1) each Receivable in existence on any Business Day on or after the Amended and Restated Closing Date and prior to the Receivables Sale Termination Date that arises under any Servicing Agreement that is listed as a “Designated Servicing Agreement” on the Designated Servicing Agreement Schedule as of the date such Receivable is created (the “Additional Receivables”), and (2) all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC), together with all rights of the Depositor to enforce such Additional Receivables (collectively, the “Transferred Assets”). Until the Receivables Sale Termination Date, the Depositor shall, automatically and without any further action on its part, sell and/or contribute, assign, transfer and convey to the Issuer, on each Business Day, each Additional Receivable not previously transferred to the Issuer and the Issuer shall purchase each such Additional Receivable together with all of the other Transferred Assets related to such Receivable.

(b)    Purchase Price. In consideration of the sale and/or contribution, assignment, transfer and conveyance to the Issuer of the Aggregate Receivables and related Transferred Assets, on the terms and subject to the conditions set forth in this Agreement, the Issuer shall, on each Sale Date, pay and deliver to the Depositor, in immediately available funds on the related Sale Date, or otherwise promptly following such Sale Date if so agreed by the Depositor and the Issuer, a purchase price (the “Purchase Price”) equal to (i) in the case of one Receivable sold, assigned, transferred and conveyed on such Sale Date, the fair market value of such Receivable on such Sale Date or (ii) in the case more than one Receivable is sold, assigned, transferred and conveyed on such Sale Date, the aggregate of the fair market values of such Receivables on such Sale Date, payable in cash to the extent of funds available to the Issuer, plus an increase in the value of the Owner Trust Certificate of the Issuer, to the extent the Purchase Price exceeds the cash paid.
(c)    Removal of Designated Servicing Agreements and Receivables. On any date on or after the satisfaction of all conditions specified in Section 2.1(c) of the Indenture, the Depositor may remove a Designated Servicing Agreement from the Designated Servicing Agreement Schedule (each such Servicing Agreement so removed, a “Removed Servicing Agreement”). Upon the removal of a Designated Servicing Agreement from the Designated Servicing Agreement Schedule, (i) all Receivables related to such Removed Servicing Agreement previously transferred to the Issuer and Granted to the Indenture Trustee for inclusion in the Trust Estate shall remain subject to the lien of the Indenture unless purchased for the aggregate of the Receivables Balances for such Receivables by a Person not affiliated with HLSS or by a Person that is a bankruptcy remote special purpose entity, as evidenced by an opinion of counsel acceptable to the Administrative Agent, and (ii) all Receivables related to such Removed Servicing Agreement arising on or after the date that the related Servicing Agreement was removed from the Designated Servicing Agreement Schedule (the “Stop Date”) shall continue to be sold and/or contributed by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement until all Receivables related to such Removed Servicing Agreement included in the Trust Estate are paid in full or sold pursuant to the terms of the Indenture; provided, however, that such Receivables sold and/or contributed to the Depositor on or after the Stop Date shall not constitute Additional Receivables.
(d)    Marking of Books and Records. The Depositor shall, at its own expense, on or prior to the applicable Sale Date, in the case of Additional Receivables, indicate in its books and records (including its computer records) that the Receivables arising under each Designated Servicing Agreement and the related Transferred Assets have been sold and/or contributed, assigned, transferred and conveyed to the Issuer in accordance with this Agreement. The Depositor shall not alter the indication referenced in this paragraph with respect to any Receivable during the term of this Agreement, (except in accordance with Section 10(b)). If a third party, including a potential purchaser of a Receivable, should inquire as to the status of the Receivables, the Depositor shall promptly indicate to such third party that the Receivables have been sold and/or contributed, assigned, transferred and conveyed and the Depositor (except in accordance with Section 10(b)) shall not claim any right, title or interest (including, but not limited to ownership interest) therein.
Section 3.    Depositor’s Acknowledgment and Consent to Assignment.
(a)    Acknowledgment and Consent to Assignment. The Depositor hereby acknowledges that the Issuer has Granted to the Indenture Trustee, on behalf of the Noteholders, the rights (but not the obligations) of the Issuer under this Agreement, including, without limitation, the right to enforce the obligations of the Depositor hereunder, and the obligations of HLSS under the Receivables Sale Agreement. The Depositor hereby consents to such Grant by the Issuer to the Indenture Trustee pursuant to the Indenture. The Depositor acknowledges that the Indenture Trustee (on behalf of itself, the Noteholders, any Supplemental Credit Enhancement Provider and any Liquidity Provider) shall be a third party beneficiary in respect of the representations, warranties, covenants, rights, indemnities and other benefits arising hereunder that are so Granted by the Issuer. Moreover, the Depositor hereby authorizes and appoints as its attorney-in-fact the Issuer and the Indenture Trustee, as the Issuer’s assignee, on behalf of the Issuer, to execute and deliver such documents or certificates as may be necessary in order to enforce its rights under this Agreement and its rights to collect the Aggregate Receivables.
Section 4.    Representations, Warranties and Certain Covenants of Depositor.
The Depositor hereby makes the following representations and warranties for the benefit of the Issuer, the Indenture Trustee and the Noteholders, on which the Issuer is relying in purchasing the Aggregate Receivables and executing this Agreement, and on which the Noteholders are relying in purchasing the Notes. The representations are made as of the date of this Agreement, and as of each Sale Date. Such representations and warranties shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables to the Issuer.
(a)    General Representations, Warranties and Covenants.
(i)    Organization and Good Standing. The Depositor is a limited liability company organized and validly existing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has and so long as any Notes are outstanding, will continue to have, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Receivables.
(ii)    Due Qualification. The Depositor is and will continue to be duly qualified to do business as a limited liability company in good standing, and has obtained and will keep in full force and effect all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses, permits or approvals and as to which the failure to obtain or to keep in full force and effect such licenses, permits or approvals would have a material and adverse impact upon the value or collectability of the Receivables.
(iii)    Power and Authority. The Depositor has and will continue to have all requisite limited liability company power and authority to own the Receivables, and the Depositor has and will continue to have all requisite limited liability company power and authority to execute and deliver this Agreement, the initial Designated Servicing Agreement Schedule and each subsequent Designated Servicing Agreement Schedule, each other Transaction Document to which it is a party and any and all other instruments and documents necessary to consummate the transactions contemplated hereby or thereby (collectively, the “Depositor’s Related Documents”), and to perform each of its obligations under this Agreement and under the Depositor’s Related Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Depositor, and the execution and delivery of each of the Depositor’s Related Documents by the Depositor, the performance by the Depositor of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have each been duly authorized by the Depositor and no further limited liability company action or other actions are required to be taken by the Depositor in connection therewith.
(iv)    Valid Transfer. Upon the execution and delivery of this Agreement, each Assignment of Receivables and the Designated Servicing Agreement Schedule by each of the parties hereto, this Agreement shall evidence a valid sale and/or contribution, transfer, assignment and conveyance of the Additional Receivables as of the applicable Sale Date to the Issuer, which is enforceable against creditors of and purchasers from the Depositor, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.
(v)    Binding Obligation. This Agreement and each of the other Transaction Documents to which the Depositor is a party has been, or when delivered will have been, duly executed and delivered and constitutes the legal, valid and binding obligation of the Depositor, enforceable against the Depositor, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.
(vi)    Good Title. Immediately prior to each Purchase of Receivables hereunder, the Depositor is the legal and beneficial owner of each such Receivable and the related Transferred Assets with respect thereto, free and clear of any Adverse Claims and immediately upon the transfer and assignment thereof, the Depositor and its assignees will have good and marketable title to, with the right to sell and encumber, each Receivable, whether now existing or hereafter arising, together with the related Transferred Assets with respect thereto, free and clear of any Adverse Claims.
(vii)    Perfection.
(A)    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Aggregate Receivables and the related Transferred Assets with respect thereto in favor of the Issuer, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from the Depositor;
(B)    The Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Aggregate Receivables and the related Transferred Assets granted to the Issuer hereunder; and
(C)    The Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Aggregate Receivables and the related Transferred Assets, other than under this Agreement, except pursuant to any agreement that has been terminated prior to the date hereof. The Depositor has not authorized the filing of and is not aware of any financing statement filed against the Depositor covering the Aggregate Receivables and the related Transferred Assets other than those filed in connection with this Agreement and the other Transaction Documents, and those that have been terminated prior to the date hereof. The Depositor is not aware of any judgment or tax lien filings against the Depositor.
(viii)    No Violation. Neither the execution, delivery and performance of this Agreement, the other Transaction Documents or the Depositor’s Related Documents by the Depositor nor the consummation by the Depositor of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Depositor’s Related Documents or the other Transaction Documents to which the Depositor is a party (A) will violate the organizational documents of the Depositor, (B) will constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a breach or acceleration of, any material indenture, agreement or other material instrument to which the Depositor or any of its Affiliates is a party or by which it or any of them is bound, or which may be applicable to the Depositor, (C) constitutes a default (whether with notice or lapse of time or both), or results in the creation or imposition of any Adverse Claim upon any of the property or assets of the Depositor under the terms of any of the foregoing, or (D) violates any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Depositor or its properties.
(ix)    No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Depositor’s knowledge, threatened, against or affecting the Depositor (A) in which a third party not affiliated with the Indenture Trustee or a Noteholder asserts the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (C) seeking any determination or ruling that should reasonably be expected to affect materially and adversely the performance by the Depositor or its Affiliates of their obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) relating to the Depositor or its Affiliates and which should reasonably be expected to affect adversely the federal income tax attributes of the Notes.
(x)    Ownership of Issuer. 100% of the Owner Trust Certificate of the Issuer is owned by the Depositor. No Person other than the Depositor has any rights to acquire all or any portion of the Owner Trust Certificate in the Issuer.
(xi)    Solvency. The Depositor, both prior to and after giving effect to each sale and/or contribution of Receivables with respect to the Designated Servicing Agreements on each Sale Date, (1) is not, and will not be, “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code), (2) is, and will be, able to pay its debts as they become due, and (3) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.
(xii)    Information to Note Rating Agencies. All information provided by the Depositor to any Note Rating Agency is true and correct in all material respects.
(xiii)    No Fraudulent Conveyance. The Depositor is selling and/or contributing the Aggregate Receivables to the Issuer in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its creditors.
(xiv)    Ability to Perform Obligations. The Depositor does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.
(xv)    Information. No document, certificate or report furnished by the Depositor in writing pursuant to this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby or thereby contains or will contain when furnished any untrue statement of a material fact. There are no facts relating to and known by the Depositor which when taken as a whole may impair the ability of the Depositor to perform its obligations under this Agreement or any other Depositor’s Transaction Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Depositor pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
(xvi)    Fair Consideration. The aggregate consideration received by the Depositor pursuant to this Agreement is fair consideration having reasonably equivalent value to the value of the Aggregate Receivables and the performance of the Depositor’s obligations hereunder.
(xvii)    Name. The legal name of the Depositor is as set forth in this Agreement and the Depositor does not have any trade names, fictitious names, assumed names or “doing business” names.
(xviii)    Subsidiaries. The Depositor has one Subsidiary, the Issuer.
(xix)    Appointment of Subservicers. HLSS shall not appoint any Subservicer other than OLS unless and until each rating agency that rated the related mortgage-backed securities as stated in the documentation for the related MBS Trust, shall have delivered written confirmation that the appointment of such Subservicer will not result in a reduction of the then-current ratings of such securities, if rating agency confirmation is required for the appointment of a subservicer under the related Servicing Agreement.
(xx)    Special Purpose Entity. The Depositor is operated as an entity separate from HLSS. In addition, the Depositor:
(A)    maintains and will continue to maintain its assets separate and distinct from those of HLSS and any Affiliates of HLSS in a manner which facilitates their identification and segregation from those of HLSS;
(B)    conducts and will continue to conduct all intercompany transactions with HLSS or any Affiliate of HLSS on an arm’s‑length basis;
(C)    has not guaranteed and will not guarantee any obligation of HLSS or any of HLSS’s Affiliates, nor has it had or will it have any of its obligations guaranteed by any such entities and has not held and will not hold itself out as responsible for debts of any such entity or for the decisions or actions with respect to the business affairs of any such entity;
(D)    has not permitted and will not permit the commingling or pooling of its funds or other assets with the assets of HLSS or any Affiliate of HLSS (other than in respect of items of payment and funds which may be commingled until deposit into the Trust Accounts);
(E)    has and will continue to have separate deposit and other bank accounts to which neither HLSS nor any of its Affiliates has any access and does not at any time pool any of its funds with those of HLSS or any of its Affiliates;
(F)    maintains and will continue to maintain financial records which are separate from those of HLSS or any of its Affiliates, and the financial statements of HLSS will disclose that the assets of the Depositor are not available to pay creditors of HLSS or any Affiliate of HLSS, and will reflect its separate corporate existence;
(G)    compensates and will continue to compensate all employees, consultants and agents, if any, or reimburses HLSS from its own funds, for services provided to it by such employees, consultants and agents, and, to the extent any employee, consultant or agent of it is also an employee, consultant or agent of HLSS allocate the compensation of such employee, consultant or agent between it and HLSS as agreed to between them on an arm’s length basis;
(H)    conducts and will continue to conduct all of its business (whether in writing or orally) solely in its own name and on its own stationery and pays and will continue to pay its own expenses, makes and will make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and requires and will require that its employees, if any, when conducting its business identify themselves as such (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as its employees);
(I)    adheres and will continue to adhere and comply with its organizational documents and maintains and will maintain company records and books of account separate and distinct from HLSS’s corporate records and the records of any Affiliate of HLSS;
(J)    does not and will not permit HLSS or any Affiliate of HLSS, to be involved in its daily management; provided, however, that officers of HLSS or any such Affiliate shall not be prohibited from serving as officers of it;
(K)    does not and will not act as agent for HLSS or any Affiliate of HLSS and agrees that it will not authorize HLSS or any Affiliate of HLSS to act as its agent;
(L)    pays and will continue to pay its own incidental administrative costs and expenses from its own funds, allocates and will continue to allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses), and other items of cost and expense shared between it and HLSS, as agreed to between them on an arm’s length basis; and
(M)    takes and shall continue to take such actions as are necessary on its part to ensure that all procedures required by its organizational documents are duly and validly taken.
(b)    Survival. It its understood and agreed that the representations and warranties of the Depositor set forth in Section 4(a), and of HLSS in Section 5 of the Receivables Sale Agreement shall continue throughout the term of this Agreement.
(c)    It is understood and agreed that the (1) representations and warranties made by HLSS pursuant to Section 5(b) of the Receivables Sale Agreement, and the representations and warranties made by the Depositor pursuant to this Agreement, on which the Issuer is relying in accepting the Receivables and executing this Agreement and on which the Noteholders are relying in purchasing the Notes, and (2) the rights and remedies of the Depositor and its assignees under the Receivables Sale Agreement against HLSS, and the rights and remedies of the Issuer and its assignees under this Agreement against the Depositor, inure to the benefit of the Issuer, the Indenture Trustee and the Noteholders, as the assignees of the Depositor’s rights under the Receivables Sale Agreement and the Issuer’s rights hereunder. Such representations and warranties, and the rights and remedies for the breach thereof, shall survive the sale and/or contribution, assignment, transfer and conveyance of any Receivables from the Depositor to the Issuer and its assignees and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall be fully exercisable by the Indenture Trustee for the benefit of the Noteholders.
Section 5.    Remedies Upon Breach
The Depositor shall inform the Indenture Trustee, the Administrator and the Administrative Agent promptly, in writing, upon the discovery of any breach of the Depositor’s representations, warranties or covenants hereunder, or HLSS’s representations, warranties or covenants under the Receivables Sale Agreement. Unless such breach shall have been cured or waived within thirty (30) days after the earlier to occur of the discovery of such breach by the Depositor or receipt of written notice of such breach by the Depositor, such that, in the case of a representation and warranty, such representation and warranty shall be true and correct in all material respects as if made on such day, and the Depositor shall have delivered to the Indenture Trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct or the breach was otherwise cured, the Depositor shall either repurchase the affected Receivables or indemnify the Issuer and its assignees (including the Issuer, the Indenture Trustee and each of their respective assignees) against and hold the Issuer and its assignees (including the Issuer, the Indenture Trustee and each of their respective assignees) harmless from any cost, liability and expense, including, without limitation, reasonable attorneys’ fees and expenses, whether incurred in enforcement proceedings between the parties or otherwise, incurred as a result of, or arising from, such breach (each such repurchase or indemnification amount to be paid hereunder, an “Indemnity Payment”), the amount of which shall equal the Receivables Balance of any affected Receivable; provided, that any unpaid amount shall be payable at such time only if the Collateral Test is not satisfied to the extent necessary to satisfy the Collateral Test. This Section 5 sets forth the exclusive remedy for a breach of representation, warranty or covenant pertaining to a Receivable. Notwithstanding the foregoing, the breach of any representation, warranty or covenant shall not be waived by the Issuer under any circumstances without the consent of the Majority Holders of the Outstanding Notes of each Series and the Administrative Agent.
Section 6.    Termination.
This Agreement (a) may not be terminated prior to the termination of the Indenture and (b) may be terminated at any time thereafter by either party hereto upon written notice to the other party.
Section 7.    General Covenants of Depositor.
The Depositor covenants and agrees that from the date of this Agreement until the termination of the Indenture:
(a)    Change of Control. The Depositor shall not enter into any transaction the result of which would be a Change of Control (as defined in the Indenture) (it being understood that the acquisition of the Depositor by HLSS shall not violate this provision).
(b)    Bankruptcy. The Depositor agrees that it shall comply with Section 12(k). The Depositor has not engaged in and does not expect to engage in a business for which its remaining property represents an unreasonably small capitalization. The Depositor will not transfer any of the Aggregate Receivables with an intent to hinder, delay or defraud any Person.
(c)    Legal Existence. The Depositor shall do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence as a limited liability company in the jurisdiction of its formation, and to maintain each of its licenses, approvals, registrations and qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial conditions, operations or the ability of the Depositor or the Issuer to perform its obligations hereunder or under any of the other Transaction Documents.
(d)    Compliance With Laws. The Depositor shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to its operation, the noncompliance with which would reasonably be expected to have a material adverse effect on the financial condition, operations or the ability of HLSS the Depositor or the Issuer to perform their obligations hereunder or under any of the other Transaction Documents.
(e)    Taxes. The Depositor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Depositor or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default; provided that the Depositor shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, or so long as the failure to pay any such tax, assessment, charge or levy would not have a material adverse effect on the ability of the Depositor to perform its obligations hereunder. The Depositor shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.
(f)    Compliance with Representations and Warranties. The Depositor covenants that it shall conduct its business such that it will continually comply with all of its representations and warranties made in Section 4(a).
(g)    Keeping of Records and Books of Account. The Depositor shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Aggregate Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).
(h)    Ownership. The Depositor will take all necessary action to establish and maintain, irrevocably in the Issuer, legal and equitable title to the Aggregate Receivables and the related Transferred Assets, free and clear of any Adverse Claim (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) in all appropriate jurisdictions to perfect the Issuer’s interest in such Aggregate Receivables and related Transferred Assets and such other action to perfect, protect or more fully evidence the interest of the Issuer or the Indenture Trustee (as the Depositor’s assignee) may reasonably request).
(i)    Reliance on Separateness. The Depositor acknowledges that the Indenture Trustee and the Noteholders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Depositor’s and Issuer’s identity as a legal entity that is separate from HLSS. Therefore, from and after the date of execution and delivery of this Agreement, the Depositor will take all reasonable steps to maintain each of the Depositor’s and Issuer’s identity as a separate legal entity and to make it manifest to third parties that each of the Depositor and the Issuer is an entity with assets and liabilities distinct from those of HLSS. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Depositor (i) will not hold itself out to third parties as liable for the debts of the Issuer nor purport to own the Aggregate Receivables and other related Transferred Assets, (ii) will take all other actions necessary on its part to ensure that the facts and assumptions regarding it set forth in the opinion issued by Kramer Levin Naftalis & Frankel LLP, dated as of the Effective Date, relating to substantive consolidation issues remain true and correct at all times.
(j)    Name Change, Offices and Records. In the event the Depositor makes any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization or location of its books and records the Depositor shall notify the Issuer and the Indenture Trustee thereof and (except with respect to a change of location of books and records) shall deliver to the Indenture Trustee not later than thirty (30) days after the effectiveness of such change (i) such financing statements (Forms UCC1 and UCC3) which the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request to reflect such name change, or change in type or jurisdiction of organization, (ii) if the Indenture Trustee shall so request, an opinion of outside counsel to the Depositor, in form and substance reasonably satisfactory to the Indenture Trustee, as to the perfection and priority of the Issuer’s security interest in the Aggregate Receivables in such event, (iii) such other documents and instruments that the Indenture Trustee (acting at the direction of the Administrative Agent) may reasonably request in connection therewith and shall take all other steps to ensure that the Issuer continues to have a first priority, perfected security interest in the Aggregate Receivables and the related Transferred Assets.
(k)    Location of Jurisdiction of Organization and Records. In the case of a change in the jurisdiction of organization of the Depositor, or in the case of a change in the “location” of the Depositor for purposes of Section 9-307 of the UCC, the Depositor must take all actions necessary or reasonably requested by the Issuer, the Administrative Agent or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Issuer, the Administrative Agent or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of any of the Issuer or any assignee or beneficiary of the Issuer’s rights under this Agreement, including the Indenture Trustee on behalf of the Noteholders under any of the Transaction Documents.

Section 8.    Grant Clause.
It is intended that the conveyance of the Depositor’s right, title and interest in, to and under the Receivables and the other Transferred Assets to the Issuer pursuant to this Agreement shall constitute, and shall be construed as, a sale of such Receivables and the other Transferred Assets and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Depositor hereby grants to the Issuer a first priority security interest in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Receivables and the other Transferred Assets to secure payment of such loan; and (c) this Agreement shall constitute a security agreement under applicable law. The Depositor will, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables and the other Transferred Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Original Closing Date and shall forward a copy of such filing or filings to the Indenture Trustee.
Section 9.    Grant by Issuer.
The Issuer shall have the right, upon notice to but without the consent of the Depositor, to Grant, in whole or in part, its interest under this Agreement with respect to the Receivables to the Indenture Trustee and the Indenture Trustee then shall succeed to all rights of the Issuer under this Agreement. All references to the Issuer in this Agreement shall be deemed to include its assignee or designee, specifically including the Issuer and the Indenture Trustee.
Section 10.    Protection of Indenture Trustee’s Security Interest in Trust Estate.
(a)    The Depositor shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time following reasonable prior notice delivered to the Depositor, the status of such Receivable, including payments and recoveries made and payments owing.
(b)    The Depositor shall maintain its records so that, from and after the time of the Granting of the security interest under the Indenture in the Receivables to the Indenture Trustee, the Depositor’s records (including computer records any back-up archives) that refer to any Receivables indicate clearly the interest of the Indenture Trustee in such Receivables and that the Receivable is held by the Indenture Trustee on behalf of the Noteholders. Indication of the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Depositor’s records when, and only when, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture.
Section 11.    Limited Recourse.
No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer or (b) any holder of a beneficial interest in the Issuer in its individual capacity, except as any such Person may have expressly agreed. Notwithstanding any other terms of this Agreement, the Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Notes, the Indenture, this Agreement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, none of the Noteholders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes, the Indenture or this Agreement or for any action or inaction of the Issuer against any Officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Notes or this Agreement. It is understood that the foregoing provisions of this Section 11 shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture. It is further understood that the foregoing provisions of this Section 11 shall not limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Notes or this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 12.    Miscellaneous.
(a)    Amendment. This Agreement may not be amended except by an instrument in writing signed by the Depositor and the Issuer. In addition, so long as the Notes are outstanding, this Agreement may not be amended without the prior written consent of the Administrative Agent, the Majority Holders of the Outstanding Notes of each Series, each Supplemental Credit Enhancement Provider and each Liquidity Provider unless (i) the amendment is for a purpose for which the Indenture could be amended without any Noteholder consent and (ii) the Depositor shall have delivered to the Indenture Trustee an officer’s certificate to the effect that the Depositor reasonably believes that any such amendment will not have an Adverse Effect on the Holders of the Notes. Any such amendment requested by the Depositor shall be at the expense of the Depositor. Amendments shall require notice to Note Rating Agencies as described in Section 14(a) of the Receivables Sale Agreement.
(b)    Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and assigns of the Depositor and shall inure to the benefit of the successors and assigns of the Issuer, and all persons claiming by, through or under the Issuer.
(c)    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(d)    Derivative Instrument. The parties hereto mutually acknowledge and agree that the Depositor shall have the right under this Agreement, at any time and from time to time, to convey to the Issuer a prepaid derivative, credit enhancement agreement or similar instruments, without the consent of the Holders of the Notes.
(e)    Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non‑authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
(f)    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(g)    Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(h)    Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(i)    Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.
(j)    Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.
(k)    No Petition. The Depositor, by entering into this Agreement, agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all of the Notes, institute against the Issuer, or join in any institution against the Issuer of, Insolvency Proceedings or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or this Agreement, or cause the Issuer to commence any reorganization, bankruptcy proceedings, or Insolvency Proceedings under any applicable state or federal law, including without limitation any readjustment of debt, or marshaling of assets or liabilities or similar proceedings. This Section 12(k) shall survive termination of this Agreement.
(l)    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Receivables Pooling Agreement to be duly executed as of the date first above written.

HLSS SERVICER ADVANCE FACILITY TRANSFEROR, LLC, as Depositor
By:
Name:
Title:

[Signatures continue]

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

[Signatures continue]

Acknowledged and Agreed as of the date first above written:

BARCLAYS BANK PLC, as Administrative Agent and sole Holder of the Series 2010-ADV1 Notes
By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as Administrative Agent
By:
Name:
Title:

[End of signatures]

Schedule 1

ASSIGNMENT OF RECEIVABLES
Dated as of [_____________], 2012
This Assignment of Receivables (this “Assignment”) is a schedule to and is hereby incorporated by this reference into a certain Second Amended and Restated Receivables Pooling Agreement (the “Agreement”), dated as of September 13, 2012, by and between HLSS Servicer Advance Facility Transferor, LLC, a Delaware limited liability company (the “Depositor”), and HLSS Servicer Advance Receivables Trust, a statutory trust formed under the laws of the State of Delaware (the “Issuer”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.
By its signature to this Assignment, the Depositor hereby sells and/or contributes, assigns, transfers and conveys to the Issuer and its assignees, without recourse, but subject to the terms of the Agreement, all of the Depositor’s right, title and interest in, to and under its rights to reimbursement for Receivables arising under each Designated Servicing Agreement listed on Attachment A attached hereto, existing on the date of this Assignment and any Additional Receivables arising under each Designated Servicing Agreement listed on Attachment A, on or before the related Receivables Sale Termination Date, the other Transferred Assets related to such Receivables described in Section 2(a) of the Agreement, pursuant to the terms of the Agreement, and the Issuer hereby accepts such sale and/or contribution, assignment, transfer and conveyance and agrees to transfer to the Depositor the consideration set forth in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

HLSS SERVICER ADVANCE FACILITY TRANSFEROR, LLC, as Depositor
By:
Name:
Title:

[Signatures continue]

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

[End of signatures]

Attachment A to Schedule 1

DESIGNATED SERVICING AGREEMENTS RELATED TO ADDITIONAL RECEIVABLES

i